UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

Humanigen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Marina Boulevard, Suite 250
Brisbane, CA  94005-1878
 (Address of principal executive offices, including zip code)

(650) 243-3100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on December 21, 2016, Humanigen, Inc. (the “Company”) entered into that certain Credit and Security Agreement, as amended on March 21, 2017 and on July 8, 2017 (as amended, the “Credit Agreement”), with Black Horse Capital Master Fund LTD (“BHCMF”), Black Horse Capital LP (“BHC”), Cheval Holdings, Ltd. (“Cheval” and collectively with BHCMF and BHC, the “Black Horse Entities”), and Nomis Bay LTD (“Nomis Bay” and, collectively with the Black Horse Entities, the “Lenders”). On December 1, 2017, the Company’s obligations matured under the Credit Agreement. As of December 21, 2017, the aggregate amount of the Company’s obligations under the Credit Agreement, including accrued interest and fees, approximated $16.3 million (the “Term Loans”).

As previously disclosed, because the Company did not have access to sufficient funds to repay the Term Loans that have matured and was in default under the Credit Agreement due to its failure to repay such outstanding obligations, the Company had been discussing with its Lenders alternative transactions to satisfy the Company’s obligations under the Term Loans. As further described below, on December 21, 2017, the Company reached an agreement, unanimously approved by the Company’s board of directors (the “Board”), with the Lenders on a series of transactions providing for, among other things, the conversion of the Term Loans into common stock of the Company, par value $0.001 (the “Common Stock”), in satisfaction and extinguishment of the outstanding obligations under the Credit Agreement and the cancellation of the Term Loans.

Item 1.01.          Entry into a Material Definitive Agreement.

On December 21, 2017, the Company entered into a Securities Purchase and Loan Satisfaction Agreement (the “Purchase Agreement”) and a Forbearance and Loan Modification Agreement (the “Forbearance Agreement” and, together with the Purchase Agreement, the “Agreements”), each with the Lenders. The Agreements provide for a series of transactions (the “Transactions”) pursuant to which, at the closing of the Transactions (the “Transaction Closing”), the Company will: (i) in exchange for the satisfaction and extinguishment of the entire balance of the Term Loans, (a) issue to the Lenders an aggregate of 59,786,848 shares of Common Stock (the “New Lender Shares”), and  (b) transfer and assign to an affiliate of Nomis Bay (the “JV Entity”), all of the assets of the Company related to benznidazole (the “Benz Assets”), the Company’s former drug candidate; and (ii) issue to Cheval an aggregate of 32,028,669 shares of Common Stock (the “New Black Horse Shares” and, collectively with the New Lender Shares, the “New Common Shares”) for total consideration of $3,000,000, providing new capital to enable the Company to pursue its new business strategy focused on developing its proprietary monoclonal antibodies for immunotherapy and oncology treatments.

Issuance of the New Lender Shares

Under the Purchase Agreement, at the Transaction Closing, the Company will issue to the Lenders the New Lender Shares, of which 29,893,424 shares of Common Stock will be issued to the Black Horse Entities and 29,893,424 shares of Common Stock will be issued to Nomis Bay. The issuance of the New Lender Shares to the Lenders and the assignment of the Benz Assets to the JV Entity will result in the satisfaction and extinguishment of the Company’s outstanding obligations under the Credit Agreement and the cancellation of the Term Loans, other than the Bridge Loan described below. At the Transaction Closing, the Company will no longer be liable for repayment of its outstanding obligations under the Credit Agreement, and all security interests of the Lenders in the Company’s assets will be released.

Transfer of the Benz Assets; Claims Advances

Under the Purchase Agreement, at the Transaction Closing, the Company will transfer and assign the Benz Assets to the JV Entity. The Company also will agree to retain, but provide the JV Entity the benefits of, any Benz Assets which are not permitted to be assigned absent receipt of third-party consents. The JV Entity (at the election of Nomis Bay, which will control the JV Entity) will have 90 days from the date of the Rule 2004 Discovery Order granting the Rule 2004 Discovery Motion (each as defined below), or 180 days from the Transaction Closing if a Rule 2004 Discovery Order is either entered denying the Rule 2004 Discovery Motion or has not been entered on or before the Transaction Closing, to decide, in its sole discretion, whether to elect to keep the Benz Assets (a “Positive Election”). The Benz Assets will revert back to the Company in the event that the JV Entity (at the election of Nomis Bay) elects not to make a Positive Election.

In connection with the transfer of the Benz Assets to the JV Entity, Nomis Bay will pay certain amounts incurred by the Company and the JV Entity after December 21, 2017 in investigating certain causes of action and claims related to or in connection with the Benz Assets (the “Claims”), including the right to pursue causes of action and claims related to potential misappropriation of the Company’s trade secrets by a competitor in connection with such competitor’s submissions to the U.S. Food and Drug Administration.  In addition, if the JV Entity (at the election of Nomis Bay) makes a Positive Election: (i) Nomis Bay will assume certain legal fees and expenses owed by the Company to its litigation counsel, and (ii) the Company will be entitled to receive 30% of any amounts realized from the successful prosecution of the Claims or otherwise from the Benz Assets, after Nomis Bay is reimbursed for certain expenses in connection with funding the Claims and after giving effect to any payments that the JV Entity may be required to make to any third parties.

Nomis Bay will have full control, in its sole discretion, over the management of the JV Entity, any development of or realization on the Benz Assets and the prosecution of the Claims. In addition, the Company has agreed that, as soon as practicable after entering into the Agreements, the Company will make appropriate motion to the Bankruptcy Court currently responsible for the Company’s pending Chapter 11 proceeding dating from December 2015 (the “Bankruptcy Court”) to permit discovery in relation to the Claims pursuant to Rule 2004 of the Federal Rules of Bankruptcy Procedure (the “Rule 2004 Discovery Motion”), and commence such discovery promptly after entry of an order of the Bankruptcy Court authorizing such discovery (the “Rule 2004 Discovery Order”). Nomis Bay has agreed to fund these litigation efforts from the date of the Agreements to the Transaction Closing or termination of the Transactions as secured loans under the Credit Agreement (“Claims Advances”). Pursuant to the Forbearance Agreement, the Claims Advances will have priority over the Bridge Loan (as defined below) and all other Term Loans in the Benz Assets. At the Transaction Closing, the entire amount of the Claims Advances will be deemed satisfied and extinguished along with the other Term Loans, and all security interests of Nomis Bay in the Benz Assets will be released.

Issuance of the New Black Horse Shares; Bridge Loan

Under the Purchase Agreement, at the Transaction Closing, the Company will also issue to Cheval the New Black Horse Shares for total consideration of $3,000,000 (including extinguishment of the Bridge Loan described below). The Company plans to use the proceeds from the issuance of the New Black Horse Shares for working capital and other costs incurred in the ordinary course of business, including additional fundraising.

On December 21, 2017, concurrently with entering into the Agreements, Cheval agreed to make a bridge loan to the Company of $1,500,000 (the “Bridge Loan”). Pursuant to the Forbearance Agreement, until the Transaction Closing, the Bridge Loan will be treated as a secured loan under the Credit Agreement. The Bridge Loan will have priority over the Claims Advances and the Term Loans in certain of the Company’s non-benznidazole related assets, including lenzilumab and ifabotuzumab. At the Transaction Closing, the entire amount of the Bridge Loan will be credited to Cheval’s $3,000,000 payment obligation and will be converted into New Black Horse Shares and all security interests of Cheval in the non-benznidazole assets will be released.

Additional Information

The Transaction Closing is subject to various conditions, including, among other things:  (i) there be no motion pending for, nor shall there have occurred (a) the appointment of a Chapter 11 Trustee for the Company, (b) the conversion of the Company’s pending bankruptcy case to a Chapter 7 case, (c) the filing of any additional or subsequent bankruptcy proceeding, or (d) the pursuit of an action under state law for the appointment of a receiver, assignee for the benefit of creditors, or a dissolution or reorganization; (ii) there not having occurred certain other events of default under the Credit Agreement; (iii) the Company’s delivery of certain transaction documents, including a bill of sale and assignment and assumption agreement and an operating agreement in connection with the JV Entity; (iv) the Charter Amendment becoming effective upon filing with the Delaware Secretary of State; (v) a hearing having occurred with the Bankruptcy Court in respect of the Rule 2004 Discovery Motion on or before March 15, 2018; (vi) Cheval having paid the purchase price for the New Black Horse Shares, and the Company’s delivery of the New Common Shares; and (vii) the parties’ execution and delivery of that certain termination and release agreement providing for, among other things, the termination of the Credit Agreement. The Transaction Closing will occur on the first business day following the satisfaction or waiver of the closing conditions discussed above and contained in the Agreements. If, on March 31, 2018, any of the closing conditions have not been satisfied or waived, then the Purchase Agreement will automatically terminate pursuant to its terms, unless extended by the Company and the Lenders.

If the parties complete the Transactions, the issuance of the New Common Shares to the Black Horse Entities at the Transaction Closing will result in a change of control of the Company, as the Black Horse Entities and their affiliates will own more than a majority of the Company’s outstanding Common Stock.

As of December 21, 2017, Nomis Bay held 3,680,106 shares of the Company’s Common Stock, or approximately 24.6% of the Company’s outstanding Common Stock. In addition, as of December 21, 2017, the aggregate amount of the Company’s obligations under the Credit Agreement owed to Nomis Bay, including accrued interest and fees, approximated $8.15 million.

As of December 21, 2017, the Black Horse Entities collectively held 4,948,758 shares of the Company’s Common Stock, or approximately 33.1% of the Company’s outstanding Common Stock. In addition, as of December 21, 2017, the aggregate amount of the Company’s obligations under the Credit Agreement owed to the Black Horse Entities, including accrued interest and fees, approximated $8.15 million. Dale Chappell, a former director of the Company who resigned on November 9, 2017, is an affiliate of each of the Black Horse Entities.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference in its entirety. Under the Forbearance Agreement, the Lenders have agreed to refrain from exercising their rights and remedies in connection with the Company’s current ongoing default under the Credit Agreement until the earlier of (i) the Transaction Closing, (ii) the termination of the Transactions in accordance with the terms of the Purchase Agreement, or (iii) March 31, 2018.

Item 3.02.          Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference in its entirety. The issuances of the New Common Shares will be made in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering and/or  Regulation D under the Securities Act as sales to accredited investors.

Item 5.07.          Submission of Matters to a Vote of Security Holders.

To enable the Company to complete the restructuring transaction described above, the Board unanimously approved and recommended, and on December 21, 2017, the Lenders, which, in their respective capacities as stockholders in the Company owned as of December 21, 2017 (the “Record Date”) an aggregate of 8,628,864 shares of the Company’s Common Stock, or approximately 58% of the Company's outstanding Common Stock as of the Record Date, approved by written consent in lieu of a special meeting, in accordance with applicable provisions of Delaware law and the Company’s governing documents, the approval of an amendment (the “Charter Amendment”) to Article IV of the Amended and Restated Certificate of Incorporation of the Company, as amended, to (i) increase the number of authorized shares of Common Stock from 85,000,000 to 225,000,000, and (ii) authorize the issuance of 25,000,000 shares of preferred stock of the Company, par value $0.001 (the “Preferred Stock”), with such powers, rights, terms and conditions as may be designated by the Board upon the issuance of shares of Preferred Stock at one or more times in the future. The Company will prepare and cause to be sent or delivered to its stockholders pursuant to Regulation 14C under the Securities Exchange Act of 1934 an information statement relating to the Charter Amendment, which will not become effective until the filing thereof with the Delaware Secretary of State.

Item 7.01.          Regulation FD Disclosure

On December 21, 2017, the Company issued a press release announcing that it had entered into the Agreements described above. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

99.1	Press release dated December 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANIGEN, INC.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board and Chief Executive Officer

Dated: December 27, 2017

Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 21, 2017.